UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2005

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement

Director Compensation

On December 22, 2005, the Board of Directors (the “Board) of Husker Ag, LLC (“Husker Ag”) amended the current Board compensation policy by increasing the per meeting fee paid to directors for attendance at any Board meetings if the director is present in person at the meeting through adjournment from $200 per meeting to $300 per meeting for each director and to $400 per meeting for the Board Chairperson; otherwise, the director is paid $100 per meeting attended. All of the increases are effective January 1, 2006.

Val-E Ethanol, LLC Subscription Agreement

On December 28, 2005, Husker Ag executed a Subscription Agreement to purchase membership units of Val-E Ethanol, LLC, a Nebraska limited liability company which will construct, own, and operate a 45-million gallon per year ethanol plant located near Ord, Nebraska. Husker Ag purchased 1,200 units for $5,000 per unit, for an aggregate total of $6,000,000 subject to the terms and conditions of the Subscription Agreement dated December 28, 2005. Husker Ag intends to pay $1,500,000 in cash and to borrow the remaining $4,500,000 for the purchase of such units and upon the purchase will own 24.1% of Val-E Ethanol, LLC. This investment is a long-term, illiquid investment. Val-E Ethanol, LLC is not expected to be able to make distributions to its members before it is operational, and there is no assurance of payment of distributions to its members in the future.

In December 2005, Val-E Ethanol, LLC broke ground on the ethanol plant, and the estimated date of completion is March 2007. Husker Ag has the right to appoint two managers to the nine-member Board of Managers but will not be capable of exercising control over Val-E Ethanol, LLC. Platte Valley Fuel Ethanol, LLC, a Nebraska limited liability company, is majority owner of Val-E Ethanol, LLC and also controls the Board of Managers. Platte Valley Fuel Ethanol, LLC is controlled by Ron and Diane Fagen. O. Wayne Mitchell is a Senior Vice President for Fagen, Inc. and a member of Husker Ag’s Board of Directors.

The above description is qualified in its entirety by the full text of the Subscription Agreement, which is filed as an exhibit hereto.

Union Bank and Trust Company Commercial Loan Agreement

On December 28, 2005, Husker Ag executed a Commercial Loan Agreement and related promissory note with Union Bank and Trust Company for a single advance term loan in the amount of $4,500,000. The loan proceeds are to be wired to Husker Ag on January 4, 2006. This term note is amortized over a sixty (60) month period commencing February 4, 2006, with a final maturity date of January 4, 2011. The interest rate is fixed at 6.85% per year for the term of the note. Husker Ag will use the proceeds from this term loan for the purchase of its membership interest in Val-E Ethanol, LLC.

The term loan will be secured by Husker Ag’s real estate and plant as well as all accounts receivable, inventory, equipment, fixtures, and personal property and general intangibles pursuant to a pre-existing Security Agreement and Deed of Trust dated February 22, 2005, and filed as exhibits to Husker Ag’s Current Report on Form 8-K dated February 22, 2005, and filed with the Securities and Exchange Commission on February 28, 2005.

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The term loan is subject to a 3% prepayment penalty if it is refinanced with another lender. Otherwise, Husker Ag may pay off the loan without penalty. The Commercial Loan Agreement imposes a number of covenants, which currently are imposed by pre-existing loan agreements, and specifically include (i) obtaining lender approval prior to making distributions to Husker Ag members in excess of 35% of Husker Ag’s net income, (ii) obtaining prior approval from the lender for any capital improvements in excess of $1,050,000, (iii) maintaining a minimum tangible net worth of $20,500,000, (iv) maintaining working capital of not less than $2,500,000, and (v) maintaining a debt coverage ratio of 1.2:1 measured at the end of each year (the debt coverage ratio is defined as net income plus depreciation plus interest on term debt divided by principal plus interest on term debt).

The term loan may be accelerated upon default; however, the Commercial Loan Agreement provides Husker Ag with a right to cure any default. Default provisions include, among other things, Husker Ag’s failure (i) to pay amounts when due; and (ii) to perform any material condition or to comply with any material promise or covenant of the Commercial Loan Agreement or any of the related loan documents.

The above descriptions are qualified in their entirety by the full text of the Commercial Loan Agreement and related promissory note, which are filed as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth in Item 1.01 of this Current Report on Form 8-K for a discussion of the terms of the Commercial Loan Agreement and related promissory note with Union Bank and Trust Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 22, 2005, the Board approved Seth Harder as Husker Ag’s Interim General Manager, and Kristine Wacker as Controller, effective January 1, 2006. Prior to this appointment, Mr. Harder, age 27, became the Plant Manager for Husker Ag in September 2004. Prior to coming to Husker Ag, Mr. Harder was an ethanol trainer and plant startup specialist from April 2004 through September 2004 for ICM. Mr. Harder was the production manager from November 2002 until April 2004 for Husker Ag. From December 2001 through November 2002, Mr. Harder managed a small ethanol plant for Kuester Ag, LLC, which is owned by Gary Kuester, member of Husker Ag’s Board Directors.

Ms. Wacker, age 31, was hired as Husker Ag’s plant accountant in June 2004. Prior to joining Husker Ag, Ms. Wacker worked as an accountant and reimbursement analyst for Faith Regional Health Services from April 1999 through June 2004. From December 1996 through April 1999, Ms. Wacker was a staff accountant for Auten, Sehi, Pruss and Beckmann, P.C.

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Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Subscription Agreement dated December 28, 2005, with Val-E Ethanol, LLC #

Exhibit 99.2	Commercial Loan Agreement with Union Bank and Trust Company dated December 28, 2005 #

Exhibit 99.3	Promissory Note dated December 28, 2005 to Union Bank and Trust Company for a single advance term loan #

Exhibit 99.4	Commercial Security Agreement with Union Bank and Midwest Bank, dated February 22, 2005 (1)

Exhibit 99.5	Real Estate Deed of Trust dated February 22, 2005 in favor of Union Bank and Midwest Bank (1)

#	Filed herewith.

The following footnote indicates a document previously filed as an exhibit to and incorporated by reference from the following:

(1)	Form 8-K Current Report dated February 22, 2005 and filed February 28, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: December 29, 2005	By:	/s/ Fredrick J. Knievel
Fredrick J. Knievel, Chairman of the Board